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                                                                    EXHIBIT 99.2



                   CONSENT OF SG COWEN SECURITIES CORPORATION

We hereby consent to the inclusion of our opinion, dated September 5, 2001, to the Board of Directors of Dynamic Healthcare Technologies, Inc. (the "Company") attached as Appendix B to the Company's Proxy Statement/Prospectus (the "Prospectus") which is a part of a Registration Statement on Form S-4 (the "Registration Statement") and to the references to our firm in the Prospectus under the headings "Summary" and "The Merger--Background of the Merger," "--Recommendation of the Dynamic Board and Reasons for the Merger" and "--Opinion of SG Cowen Securities Corporation". In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation comes within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            SG COWEN SECURITIES CORPORATION


                                            By:  /s/ Mark F. Secrest
                                                 --------------------------
                                                 Mark F. Secrest
                                                 Managing Director

New York, New York
October 22, 2001